As filed with the Securities and Exchange Commission on November 16, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LRR ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	90-0708431
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Heritage Plaza

1111 Bagby Street, Suite 4600

Houston, Texas 77002

(713) 292-9510

(Address of principal executive offices, including zip code)

LRE GP, LLC LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Eric Mullins

LRE GP, LLC

Heritage Plaza

1111 Bagby Street, Suite 4600

Houston, Texas 77002

(Name and address of agent for service)

(713) 292-9510

(Telephone number, including area code, of agent for service)

Copies to:

G. Michael O’Leary

Gislar Donnenberg
Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
(713) 220-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common Units representing limited partner interests	1,500,000 units	$19.05	(2)	$28,575,000	(2)	$3,275
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional common units as may become issuable pursuant to the adjustment provisions of the LRE GP, LLC Long-Term Incentive Plan.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The price for the 1,500,000 common units being registered hereby is based on a price of $19.05, which is the average of the high and low trading prices per common unit of LRR Energy, L.P. as reported by the New York Stock Exchange on November 14, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

LRE GP, LLC (the “General Partner”) will provide all participants in the LRE GP, LLC Long-Term Incentive Plan (the “Plan”) with the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, LRR Energy, L.P. (the “Registrant”) has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)          The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act on November 14, 2011, relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-174017).

(b)         The Registrant’s Current Report on Form 8-K (File No. 001-35344) filed with the Commission on November 16, 2011.

(c)          The description of the Registrant’s common units representing limited partner interests contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35344) filed with the Commission on November 9, 2011 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Section 7.7 of the Registrant’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) provides that the Registrant will indemnify and hold harmless the following persons (each, an “Indemnitee”), in most circumstances, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened pending or contemplated claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals:

•                                the General Partner;

•                                any departing general partner;

•                                any person who is or was an affiliate of the General Partner or any departing general partner;

•                                any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of the Registrant, its subsidiaries, the General Partner, any departing general partner or any of their affiliates;

•                                any person who is or was serving at the request of the General Partner, any departing general partner or any of their respective affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another person;

•                                any person who controls the General Partner or any departing general partner; and

•                                any person designated by the General Partner as an indemnitee for purposes of the Partnership Agreement because such person’s service, status or relationship exposes such person to potential claims, demands, actions, suits or proceedings relating to the business and affairs of the Registrant and its subsidiaries treated as a single consolidated entity.

Any indemnification described above will be made only out of the Registrant’s assets.  The General Partner will not be personally liable for such indemnification and will have no obligation to contribute or loan any monies or property to the Registrant to enable the Registrant to effectuate such indemnification.

To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee in appearing at, participating in or defending any claim, demand, action, suit or proceeding will, from time to time, be advanced by the Registrant, subject to certain conditions. The Registrant may purchase and maintain (or reimburse the General Partner and its affiliates for the cost of) insurance, on behalf of the General Partner, its affiliates and such other persons as the General Partner determines, covering liabilities asserted against and expenses incurred by such persons for the Registrant’s activities or such person’s activities on behalf of the Registrant, regardless of whether the Registrant would have the power to indemnify such person against liabilities under the Partnership Agreement. The General Partner has purchased director and officer liability insurance for the benefit of its directors and officers.

Section 8(b) of the underwriting agreement entered into in connection with the sale of the common units offered pursuant to the Registrant’s registration statement on Form S-1 (File No. 333-174017) provides for the indemnification of the Registrant, the General Partner’s officers and directors, and any person who controls the Registrant by the underwriters in certain circumstances, including indemnification for liabilities under the Securities Act. In addition, pursuant Section 5.1 of the stakeholders’ agreement filed as Exhibit 10.6 to the Registrant’s registration statement filed on Form S-1 (File No. 333-174017), the Registrant has agreed to indemnify, in connection with the exercise of their registration rights, the selling unitholders against certain liabilities, including liabilities under the Securities Act.

Subject to any terms, conditions, or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Exhibit

4.1

Certificate of Limited Partnership of LRR Energy, L.P. (incorporated by reference to Exhibit 3.1 to Registrant’s registration statement on Form S-1 (File No. 333-174017), filed with the Commission on May 6, 2011).

4.2	Certificate of Formation of LRE GP, LLC (incorporated by reference to Exhibit 3.4 to Registrant’s registration statement on Form S-1 (File No. 333-174017), filed with the Commission on May 6, 2011).

4.3

Form of First Amended and Restated Agreement of Limited Partnership of LRR Energy, L.P. (incorporated by reference to Exhibit 3.3 to Amendment No. 5 to the Registrant’s registration statement on Form S-1 (File No. 333-174017), filed with the Commission on October 28, 2011).

4.4

Form of Amended and Restated Limited Liability Company Agreement of LRE GP, LLC (incorporated by reference to Exhibit 3.6 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-174017), filed with the Commission on August 12, 2011).

4.5#	LRE GP, LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K (File No. 001-35344), filed with the Commission on November 16, 2011).

4.6#

Form of Restricted Unit Award Agreement under the LRE GP, LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K (File No. 001- 35344), filed with the Commission on November 16, 2011).

5.1*	Opinion of Andrews Kurth LLP as to the legality of securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Miller and Lents, Ltd.

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of Andrews Kurth LLP (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*  Filed herewith

#  Compensatory plan, contract or arrangement

Item 9.  Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on November 16, 2011.

LRR ENERGY, L.P.

By:	LRE GP, LLC, its general partner

By:	/s/ Eric Mullins
	Name:	Eric Mullins
	Title:	Co-Chief Executive Officer and Chairman

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Eric Mullins, Charles W. Adcock and Jaime R. Casas, and each of them, severally, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement on Form S-8 and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Eric Mullins	Co-Chief Executive Officer and Chairman
Eric Mullins	(Principal Executive Officer)	November 16, 2011

/s/ Charles W. Adcock	Co-Chief Executive Officer and Director
Charles W. Adcock	(Principal Executive Officer)	November 16, 2011

/s/ Jaime R. Casas	Vice President, Chief Financial Officer and Secretary
Jaime R. Casas	(Principal Financial Officer)	November 16, 2011

/s/ Don T. Nguyen	Chief Accounting Officer
Don T. Nguyen	(Principal Accounting Officer)	November 16, 2011

/s/ Jonathan C. Farber	Director	November 16, 2011
Jonathan C. Farber

/s/ Townes G. Pressler, Jr.	Director	November 16, 2011
Townes G. Pressler, Jr.

/s/ John A. Bailey	Director	November 16, 2011
John A. Bailey

/s/ Milton Carroll	Director	November 16, 2011
Milton Carroll

/s/ Robert T. O’Connell	Director	November 16, 2011
Robert T. O’Connell

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1

Certificate of Limited Partnership of LRR Energy, L.P. (incorporated by reference to Exhibit 3.1 to Registrant’s registration statement on Form S-1 (File No. 333-174017), filed with the Commission on May 6, 2011).

4.2	Certificate of Formation of LRE GP, LLC (incorporated by reference to Exhibit 3.4 to Registrant’s registration statement on Form S-1 (File No. 333-174017), filed with the Commission on May 6, 2011).

4.3

First Amended and Restated Agreement of Limited Partnership of LRR Energy, L.P. (incorporated by reference to Exhibit 3.3 to Amendment No. 5 to the Registrant’s registration statement on Form S-1 (File No. 333-174017), filed with the Commission on October 28, 2011).

4.4

Amended and Restated Limited Liability Company Agreement of LRE GP, LLC (incorporated by reference to Exhibit 3.6 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-174017), filed with the Commission on August 12, 2011).

4.5#	LRE GP, LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K (File No. 001-35344), filed with the Commission on November 16, 2011).

4.6#

Form of Restricted Unit Award Agreement under the LRE GP, LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K (File No. 001- 35344), filed with the Commission on November 16, 2011).

5.1*	Opinion of Andrews Kurth LLP as to the legality of securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Miller and Lents, Ltd.

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of Andrews Kurth LLP (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*  Filed herewith

#  Compensatory plan, contract or arrangement